UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 28, 2007

Torbay Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25417	52-2143186
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2967 Michelson Dr Ste G444, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 28, 2007, the Company further amended the agreement originally signed on June 29, 2007 and amended on July 24, 2007 (collectively, the “Purchase Agreement”), under which the Company sold 7,500,000 shares of a newly designated Series B preferred stock and 35,000,000 shares of its common stock to The Black Diamond Fund, LLLP, a Minnesota Limited Liability Limited Partnership (“Black Diamond”) for $1,778,000.

The September 28, 2007 amendment (the “Second Amendment”) provides that Black Diamond shall exchange the 7,500,000 shares of Series B preferred stock it holds for 7,500,000 shares of Series C preferred stock that the Company is obligated to designate promptly after the execution of the Second Amendment.

The Series C preferred stock will have the following preferences:

a) the Series C preferred stock will have a liquidation preference of $0.60 per Series C preferred share plus accrued but unpaid dividends thereon, and

b) each share of Series C preferred stock will be convertible at the option of the holder into ten (10) shares of the Company’s common stock, and

c) the Company will purchase any outstanding Series C preferred stock shares on October 1, 2012 at the liquidation price in (a) above, and

d) the Company may purchase all, but not less than all, of the outstanding Series C preferred stock at any time at $1 per Series C preferred stock share, and

e) each share of the Series C preferred stock will be entitled to 60 votes on any matters requiring the vote of the shareholders.

The Company does not have sufficient authorized common stock at present to issue upon the conversion of all of the outstanding Series C preferred stock as set forth in (b) above. The Company has agreed to use its best efforts to schedule and hold an annual meeting of stockholders of the Company (the “2007 Annual Meeting”) not later than December 31, 2007 at which stockholders shall, among other things, be asked to approve an amendment to the Certificate of Incorporation of the Company to increase the authorized Common Stock to 400,000,000 shares (the “Authorized Common Stock Increase”) and to make all necessary filings and send to all appropriate persons all necessary notices and information in connection with such stockholder meeting.

If, for any reason, the Authorized Common Stock Increase is not approved by the stockholders of the Company before December 31, 2007, then the Company shall thereafter schedule and hold successive stockholder meetings at least as frequently as every six months at which the stockholders of the Company may again approve the Authorized Common Stock Increase. Black Diamond has agreed that so long as the Company shall be complying with such provisions Black Diamond shall not elect to convert more shares of Series C preferred stock into common stock than may be issued based on the number of shares of the Company’s Common Stock which are authorized, but unissued, at the time Black Diamond elects to convert shares and Black Diamond shall not seek any other remedy or damages against the Company in respect of such deficiency.

In the Second Amendment the Company and Black Diamond also revised the terms of Black Diamond’s put option with respect to the shares of preferred stock of the Company it held. Under the Purchase Agreement Black Diamond had the right to require the Company to re-purchase the Series B preferred stock held by Black Diamond for a series of monthly cash payments starting in at $30,000 per month in August, 2008 and rising to $200,000 per month in December, 2011 at a formula purchase price which is a multiple of the price of the Company’s common stock at the time of the repurchase.. The maximum amount which Black Diamond could have required the Company to pay upon full exercise by Black Diamond of such put option was $6,415,000 over that period.

In place of the original option, under the Second Amendment, commencing in the third calendar quarter of 2008 Black Diamond may elect on a quarter by quarter basis to require the Company to use 20% of its positive net income before income taxes for the quarter as reported in the Company’s Form 10-QSB or Form 10-KSB.to purchase the Series C preferred stock at a price of $1.00 per share. The Black Diamond election must be made within twenty days after the start of the calendar quarter for which the election is made.

When Black Diamond has exchanged its Series B preferred stock for the Series C preferred stock, there will be no Series B preferred stock outstanding.

The Company has the contingent obligation to issue 2,500,000 shares of its Series B preferred stock based on the achievement of certain financial and operating milestones in the agreement as part of its acquisition of ICC Italy S.r.l on August 20, 2007. Under the ICC Italy S.r.l agreement, those Series B preferred stock shares, if issued, would not be issued until after December 31, 2007.

The Company and Black Diamond also agreed in the Second Amendment that any interest that may have accrued on any of the tranches of the purchase price paid by Black Diamond for its investment by virtue of their original characterizations as loans to the Company is waived and no longer due.

Item 3.03  Material Modification to Rights of Security Holders.

As described in Item 1.01 above, on September 28, 2007, the Company agreed to issue a new Series C preferred stock with certain conversion, liquidation, and mandatory and optional redemption preferences. Black Diamond would exchange all its 7,500,000 Series B preferred stock shares for 7,500,000 Series C preferred stock shares within five days after the Company notifies Black Diamond that the Company has filed a Certificate of Designation setting forth the preferences, rights and limitations of the the Series C preferred stock. Under its Certificate of Incorporation, the Company has a sufficient number of shares of authorized, but undesignated “blank check” preferred stock to enable it to designate 7,500,000 of such shares as Series C preferred stock so as to effectuate this exchange as soon as the Certificate of Designation for the Series C preferred stock is filed by the Company with the Delaware Secretary of State and the stock certificates are printed.

In consideration of the exchange of Series C preferred stock for Series B preferred stock, Black Diamond and the Company also agreed to modify Black Diamond’s put option under the Purchase Agreement dated June 29, 2007 which could have required the Company to begin mandatory redemption of the Series B preferred stock beginning in August, 2008 based on payments of fixed amounts of cash per month. The terms of the revised put option are set forth in Item 1.01 above.

The purpose of the amendment to the Purchase Agreement and the issuance to Black Diamond of the new Series C preferred stock in exchange for its shares of Series B preferred stock is to reduce the possibility that substantial cash resources of the Company could be diverted to the redemption of the Series B preferred stock starting in August, 2008 and thus not be available to finance the growth of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment, dated September 28, 2007 to the Share Purchase Agreement, dated June 29, 2007 between the Company and The Black Diamond Fund, LLLP.*

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torbay Holdings, Inc.

Date: October 4, 2007	By:	/s/ Richard K. Lauer
Name: Richard K. Lauer
Title: Chief Executive Officer